Exhibit 99.1 $ Thousands, except per share data GAAP Non-GAAP Three Months Three Months Ended June 30, Ended June 30, 2019 Adjustments 1 2019 Income Before Provision for Income Taxes $ 9,723 $ 3,600 $ 13,323 Provision for Income Taxes 2 2,546 900 3,446 Net Income $ 7,177 $ 2,700 $ 9,877 Diluted Average Shares Outstanding 30,824 30,824 30,824 Diluted Earnings per Common Share $ 0.23 $ 0.09 $ 0.32 1 Adjustments to remove $1.1 million non-cash mark-to-market charge for interest rate swap agreements and $2.5 million non-cash charge for voluntary lump sum settlement of pension liability. 2 Assumed 25% tax rate. This rate may not reflect the effective tax rate for the period presented.